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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated February 28, 1996 (except for note 1, as to which the date is May 21, 1996) with respect to the consolidated financial statements and financial statement schedule of Kabelmedia Holding GmbH; November 23, 1995 with respect to the financial statements of Antech Gesellschaft fur Vermietung und Vertrieb von Satelliten-und Kabelfernsehempfangsanlagen mbH; July 28, 1995 with respect to the financial statements of PKG Holding GmbH; December 13, 1995 with respect to the financial statements of PKG Mature Networks; January 5, 1996 with respect to the financial statements of TELECable Betriebsgesellschaft Halle mbH; February 28, 1996 with respect to the financial statements of BFR Group (Osnabruk and Angelbachtal Operations); February 28, 1996 with respect the financial statements of BFR Group (Berlin and Bielefeld Operations); September 20, 1995 with respect to the financial statements of KSW GmbH & Co. KG Kabel- und Satellitenempfangsanlagen fur Wohngebiete und Kommunen; and March 22, 1996 with respect to the financial statements of BTV Group in Amendment No. 1 to the Registration Statement (Form S-1 No 333-5094) and related Prospectus of Kabelmedia Holding GmbH.


ERNST & YOUNG GMBH

Frankfurt, Germany

July 18, 1996